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                      PUBLIC SERVICE COMPANY OF NEW MEXICO

                                       TO

                            THE CHASE MANHATTAN BANK

                                     Trustee


                                 --------------


                          FIRST SUPPLEMENTAL INDENTURE

                           Dated as of March 11, 1998

                                       To

                                    INDENTURE


                           Dated as of March 11, 1998


                                 --------------

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               (Creating Seven Series of Farmington Senior Notes)




63036183.02

         FIRST SUPPLEMENTAL INDENTURE, dated as of March 11, 1998, between PUBLIC SERVICE COMPANY OF NEW MEXICO, a New Mexico corporation duly organized and existing under the laws of the State of New Mexico (herein called the "Company"), having its principal office at Alvarado Square, Albuquerque, New Mexico 87158, and THE CHASE MANHATTAN BANK, a New York banking corporation, as Trustee (herein called the "Trustee") under the Indenture dated as of March 11, 1998 between the Company and the Trustee (the "Indenture").

                             RECITALS OF THE COMPANY

         The Company has executed and delivered the Indenture to the Trustee to provide for the issuance from time to time of its senior notes (the "Notes"), said Notes to be issued in one or more series as in the Indenture provided.

         Pursuant to the terms of the Indenture, the Company desires to provide for establishment of seven new series of its Notes to be respectively known as set forth under the column entitled, "Series of Farmington Notes" in Exhibit A hereto (collectively, the "Farmington Notes"), the form and substance of such Farmington Notes and the terms, provisions, and conditions thereof to be set forth as provided in the Indenture and this First Supplemental Indenture.

         The City of Farmington, in the County of San Juan, an incorporated municipality, a body politic and corporate, existing under the constitution and laws of the State of New Mexico (together with its successors and assigns, the "City") has issued seven series of its Pollution Control Revenue Refunding Bonds (Public Service Company of New Mexico San Juan Project or San Juan and Four Corners Projects) (collectively, the "Refunding Bonds") as described under the column entitled "Pollution Control Revenue Refunding Bonds" in Exhibit A hereto. The City has appointed First Security Bank of New Mexico, N.A. (formerly named First National Bank in Alberquerque), as trustee (together with any successor trustee under the Ordinances (as hereinafter defined), each a "Refunding Bond Trustee"), with respect to each series of Refunding Bonds, all pursuant to and as more particularly set forth in the Ordinance and supplements and, to the extent applicable, amendments thereto, relating to such series of Refunding Bonds described under the column entitled "City of Farmington Ordinance" in Exhibit A hereto adopted by the City (collectively the "Ordinances").

         The Company by the seven Guaranty Agreements (collectively the "Guaranties" and individually, a "Guaranty") described under the column entitled "Guaranties and First Supplemental Guaranties" in Exhibit A hereto related, respectively, to the seven series of Refunding Bonds, each by and between the Company and the applicable Refunding Bond Trustee, guaranteed payment of the principal of and interest on, and the Purchase Price (as defined in the Ordinances) of, the Refunding Bonds (the "Guaranteed Amounts"). The Company issued certain of its First Mortgage Bonds ("First Mortgage Bonds") pursuant to the Company's Indenture of Mortgage and Deed of Trust dated as of June 1, 1947 to The Bank of New York (formerly Irving Trust Company) and indentures supplemental thereto as security for the performance of the Company's obligation under the Guaranties to pay the respective Guaranteed Amounts.

         Pursuant to each Ordinance and each supplement (collectively, the "First Supplemental Guaranties"), to each of the corresponding Guaranties between the Company and the Refunding Bond Trustee, each such supplement dated as of March 11, 1998 and described under the column entitled, "Guaranties and First Supplemental Guaranties" in Exhibit A hereto, the First Mortgage Bonds are being exchanged for the Farmington Notes to be issued under this First Supplemental Indenture.

         Each of the seven new series of Farmington Notes will relate to one of the seven series of Refunding Bonds and will be issued (x) in an aggregate principal amount equal to the aggregate principal amount of the Refunding Bonds of such series, maturing on such dates that upon the stated maturity date of the Refunding Bonds of such series a corresponding principal amount of Farmington Notes of such series shall mature, (y) bearing interest (but only from the Initial Interest Accrual Date, if any, determined in accordance with Section
1.03 below) at the same interest rate borne by the Refunding Bonds of such series and (z) be subject to redemption prior to maturity at the time, in the amount, and at the same redemption premium, if any, borne by the Refunding Bonds of such series. Each series of Farmington Notes will be delivered to the corresponding Refunding Bond Trustee, as security for the performance of the Company's obligation under the related Guaranty to pay the Guaranteed Amounts under such Guaranty.

         All things necessary to make this First Supplemental Indenture a valid agreement of the Company, and to make the Farmington Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been done.

  NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

         For and in consideration of the premises and the acceptance of the Farmington Notes by the corresponding Refunding Bond Trustee as collateral security for the related series of Refunding Bonds, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Farmington Notes and the terms, provisions, and conditions thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Farmington Notes, as follows:

                                   ARTICLE ONE
                         GENERAL TERMS AND CONDITIONS OF
                              THE FARMINGTON NOTES

         SECTION 1.01. There shall be and are hereby authorized seven series of Farmington Notes designated as follows:

         1. "6.40% Notes, Series F-1993-A, Due August 15, 2023," limited in aggregate principal amount to $100,000,000;

         2. "6.30% Notes, Series F-1996-A, Due December 1, 2016," limited in aggregate principal amount to $40,045,000;

         3. "6.30% Notes, Series F-1996-B, Due December 1, 2016," limited in aggregate principal amount to $37,000,000;

         4. "5.80% Notes, Series F-1997-A, Due April 1, 2022," limited in aggregate principal amount to $40,000,000;

         5. "5.80% Notes, Series F-1997-B, Due April 1, 2022," limited in aggregate principal amount to $37,000,000;

         6. "5.80% Notes, Series F-1997-C, Due April 1, 2022," limited in aggregate principal amount to $23,000,000; and

         7. "6 3/8% Notes, Series F-1997-D, Due April 1, 2022," limited in aggregate principal amount to $90,000,000.

         The aggregate principal amount of each series of Farmington Notes to be authenticated and delivered shall be the aggregate principal amount set forth under the column entitled "Principal Amount" in Exhibit A hereto. Subject to the provisions of Section 1.03 below, the Farmington Notes shall bear no interest until an Initial Interest Accrual Date, if any, has been determined in accordance with Section 1.03 below. The Farmington Notes shall mature and the principal thereof shall be due and payable, together with all accrued and unpaid interest thereon, on their respective Stated Maturities set forth under the column entitled "Stated Maturity of Principal" in Exhibit A hereto, and shall be issued in the form of registered Farmington Notes without coupons, in denominations of $1,000 and any integral multiple thereof. Each of the Farmington Notes shall be dated as of the date of its authentication.

         SECTION 1.02. The Farmington Notes shall be issued to and registered in the name of the Refunding Bond Trustee under the applicable Ordinance and shall be non-transferable, except as may be required to effect transfer to any successor trustee to the Refunding Bond Trustee under such Ordinance. Principal of, and premium, if any, and interest on the Farmington Notes will be payable at the office or agency of the Company in The City and State of New York. The Farmington Notes shall be deemed fully paid, and the obligation of the Company thereunder shall be terminated, to the extent and in the manner provided in
Section 1.05.

         SECTION 1.03. Each of the seven series of Farmington Notes has been issued to the corresponding Refunding Bond Trustee to secure the obligations of the Company under the related Guaranty to pay the Guaranteed Amounts under such Guaranty.

         In the event of failure by the Company to make any payment of any Guaranteed Amounts when and as required by the Company under any of the Guaranties, the related series of Farmington Notes shall bear interest at the annual rate applicable to such series as set forth under the column entitled "Interest Rate" in Exhibit A hereto from the last day to which interest on the corresponding series of Refunding Bonds has been paid in full prior to the failure of the Company to pay such Guaranteed Amounts (such date being herein defined as the "Initial Interest Accrual Date"), and interest at such rate shall be payable on the date due with respect to such Refunding Bonds, commencing on the first Interest Payment Date applicable to such series set forth in the column entitled "Interest Payment Date" in Exhibit A hereto ("Interest Payment Date") following the Initial Interest Accrual Date.

         The Trustee may conclusively presume that no payments with respect to interest on the Farmington Notes are due unless and until the Trustee shall have received a written certificate from the applicable Refunding Bond Trustee, signed by an authorized officer of such Refunding Bond Trustee, certifying that the Company has failed to make a payment of any Guaranteed Amount when and as required to be made by it under any of the Guaranties and specifying such Guaranty, such Guaranteed Amount, the interest rate, the Initial Interest Accrual Date, the Interest Payment Date and such other terms as shall be applicable to the payment of interest on the applicable series of Farmington Notes. The Trustee may rely and shall be fully protected in acting upon any such certificate and shall have no duty with respect to the terms specified in any such certificate other than to make them available for inspection by the Company.

         SECTION 1.04. The Farmington Notes shall be redeemed, in whole or in part, at the principal amount thereof plus any premium, and any accrued interest from the Initial Interest Accrual Date to the redemption date, if the Refunding Bond Trustee notifies the Trustee in writing that Refunding Bonds are subject to redemption as provided in Section 3.02 of the Ordinances. Any such notice must be received by the Trustee no later than five days (unless a shorter period of time is acceptable to the Trustee) prior to any redemption date fixed for the Refunding Bonds to be redeemed and shall specify the principal amount of such Refunding Bonds anticipated as of the date of such notice to be redeemed, the redemption date, the redemption premium, if any, and the amount of accrued interest anticipated to be paid thereon. In the event such notice is given to the Trustee as hereinabove provided, the redemption date of the applicable series of Farmington Notes shall be the date on which the corresponding series of Refunding Bonds are to be redeemed, and on such date the said Farmington Notes shall be redeemed in the same principal amount as the corresponding series of Refunding Bonds in fact redeemed, pursuant to Section 3.01 of the Ordinances. The Company shall deposit in trust with the Trustee on the redemption date an amount of money sufficient to pay the principal amount, plus any premium and accrued interest, if any, to the date fixed for redemption on the Farmington Notes to be redeemed (the "Redemption Price"). Upon presentation to the Trustee of any of the Farmington Notes by a Refunding Bond Trustee for payment of the Redemption Price, such Farmington Notes so presented shall be redeemed and paid in full. However, if, in lieu of presenting the Farmington Notes due for redemption, the Refunding Bond Trustee shall deliver such Farmington Notes to the Trustee for cancellation, then and in that event, subject to Section 1.05, such of the Farmington Notes so presented for cancellation shall be deemed fully paid, and if any moneys shall have been deposited with the Trustee for such redemption, then such moneys shall be paid over to the Company, and the Farmington Notes so surrendered shall be canceled in accordance with Section 1.05.

         SECTION 1.05 Upon surrender by a Refunding Bond Trustee or the Company to the Trustee hereunder of any of the Farmington Notes for cancellation, such notes shall be canceled by the Trustee and delivered to the Company and shall be deemed fully paid and the obligations of the Company thereunder terminated.

         SECTION  1.06 The  Farmington  Notes  shall be  defeasible  pursuant to
Section 13.02 and Section 13.03 of the Indenture.

                                   ARTICLE TWO
                            FORM OF FARMINGTON NOTES

         SECTION 2.01. The Farmington Notes and the Trustee's certificate of authentication to be endorsed thereon are to be substantially in the following form:

         Pursuant to Section 1.02 of the First Supplemental Indenture dated as of March 11, 1998, supplemental to the Indenture, dated as of March 11, 1998, between Public Service Company of New Mexico and The Chase Manhattan Bank, as Trustee, this Note is nontransferable, except as may be required to effect transfer to any successor trustee to the Refunding Bond Trustee (as defined herein).

                      PUBLIC SERVICE COMPANY OF NEW MEXICO
                  ____% Notes, Series ____,Due ________________

No.                                                           $
    -----------                                                ------------

         PUBLIC SERVICE COMPANY OF NEW MEXICO, a New Mexico corporation organized and existing under the laws of the State of New Mexico (herein called the "Company" which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to First Security Bank of New Mexico, N.A., as Trustee under the Ordinance (as defined herein) on ___*_____ (unless this Note shall have been called for previous redemption and provision made for the payment of the redemption price thereof), the principal sum of $* ____________ and to pay interest thereon from the Initial Interest Accrual Date (as defined herein) to the date of payment of this Note at the rate of *_______% per annum payable on the first Interest Payment Date of *______ and *_______ following the Initial Interest Accrual Date.

         Payment of the principal of, and premium, if any, and any such interest on this Note will be made at the office or agency of the Company maintained for that purpose in The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         This Note is one of a duly authorized issue of senior notes of the Company (herein called the "Notes"), issued and to be issued in one or more series under an Indenture, dated as of March 11, 1998 (herein called the "Indenture", which term shall have the meaning assigned to it in such instrument), between the Company and The Chase Manhattan Bank, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered, to all of which the Holder, by accepting this Note, assents. This Note is one of the series designated on the face hereof, limited in aggregate principal amount to
$*............

--------
 * Insert as appropriate for each series of Farmington Notes, the designation, principal amount, Interest Rate, Stated Maturities of Principal and Interest, Interest Payment Dates and other particulars specified in Exhibit A hereto with respect to such series.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Notes at the time
Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes of each series at the time Outstanding, on behalf of the Holders of all Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and to waive certain past defaults under the Indenture and their consequences, provided, however, that if any such past default affects more than one series of Notes, the Holders of a majority in aggregate principal amount of the Outstanding Notes of all such series, considered as one class, shall have the right to waive such past default, and not the Holders of the Notes of any one such series. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

         As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes of this series, the Holders of not less than a majority in aggregate principal amount of the Notes of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing, considered as one class, shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Notes of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing, considered as one class, a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or interest hereon on or after the respective due dates expressed herein.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

         The Notes of this series have been issued to First Security Bank of New Mexico, N.A., Albuquerque, New Mexico, as trustee (the "Refunding Bond Trustee"), under Ordinance No. *____ adopted by the City of Farmington, New Mexico (the "City"), on *_________________, as supplemented by Resolution No. ____________ adopted by the City on *_______________ [and amended by Amendatory Ordinance No. _________ adopted by the City on *_________________] and as supplemented [and amended] by [Amendatory and] Supplemental Ordinance No. _*__________ adopted by the City on February 10, 1998 (collectively, as so supplemented and amended, the "Ordinance"), to secure the guarantee by the Company under a Guaranty Agreement dated as of *____ between the Company and the Refunding Bond Trustee and under a First Supplement to *________ Guaranty Agreement dated as of *____ between the Company and the Refunding Bond Trustee relating to the Refunding Bonds (collectively, the "Guaranty"), of payment of the principal of and interest due (the "Guaranteed Amounts") on the Pollution Control Revenue Refunding Bonds, 199*___ Series *___ (Public Service Company of New Mexico [San Juan Project] [San Juan and Four Corners Projects]), issued by the City under the Ordinance (the "Refunding Bonds").

         In the event of failure by the Company to make any payment of any Guaranteed Amount when and as required to be made by it under the Guaranty, this Note shall bear interest from the last date to which interest on such Refunding Bonds has been paid in full prior to the failure of the Company to pay such Guaranteed Amount (such date being herein defined as the "Initial Interest Accrual Date"), at the rate of *________% per annum payable on the [first] [fifteenth] day of *__________ and the [first][fifteenth] day of *___________ of each year, commencing on the first Interest Payment Date following the Initial Interest Accrual Date.

         The Trustee may conclusively presume that no payments with respect to interest on the Notes of this series are due unless and until the Trustee shall have received a written certificate from the Refunding Bond Trustee or successor trustee under the Ordinance, signed by an authorized officer of the Refunding Bond Trustee or such successor trustee, certifying that the Company has failed to make a payment of any Guaranteed Amount when and as required to be made by it under the Guaranty and specifying such Guaranteed Amount, the Initial Interest Accrual Date and such other matters, if any, as shall be pertinent to the payment of interest on the Notes of this series. The Trustee may rely and shall be fully protected in acting upon any such certificate and shall have no duty with respect to the matters specified in any such certificate other than to make it available for inspection by the Company.

         Upon the surrender for cancellation, at any time or from time to time, of Notes of this series by the Refunding Bond Trustee, successor trustee under the Ordinance, or the Company to the Trustee, the Notes so surrendered shall be deemed fully paid and the obligations of the Company thereunder shall be terminated, and such Notes shall be canceled by the Trustee and delivered to the Company.

         This Note is nontransferable except to effect transfer to any successor trustee to the Refunding Bond Trustee, any such transfer to be made as provided in the Indenture and subject to certain limitations therein set forth, by the registration of transfer of this Note in the Note Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the successor Refunding Bond Trustee.

         If an Event of Default with respect to Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

         No recourse shall be had for the payment of the principal of or premium, if any, or interest, if any, on any Notes, or any part thereof, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement under this Indenture, against any incorporator, stockholder, employee, officer or director, as such, past, present or future of the Company or of any predecessor or successor corporation (either directly or through the Company or a predecessor or successor corporation), whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that this Indenture and all Notes are solely corporate obligations, and that no personal liability whatsoever shall attach to, or be incurred by, any incorporator, stockholder, employee, officer or director, past, present or future, of the Company or of any predecessor or successor corporation, because of the indebtedness hereby authorized or under or by reason of any of the obligations, covenants or agreements contained in this Indenture or in any of the Notes or to be implied herefrom or therefrom, and that any such personal liability is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of this Indenture and the issuance of the Notes.

         The Notes of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         The Notes of this series shall be redeemable as provided in the First Supplemental Indenture, dated as of March 11, 1998, supplemental to the Indenture.

         All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to below by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:
       ---------------------
                                        PUBLIC SERVICE COMPANY
                                        OF NEW MEXICO


                                        By
                                           --------------------------
                                                 [TITLE]

Attest:


----------------------------


                         CERTIFICATION OF AUTHENTICATION

         This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

Dated:
                                        THE CHASE MANHATTAN BANK, as Trustee


                                        By
                                           --------------------------
                                                 Authorized Officer

                                  ARTICLE THREE
                       ORIGINAL ISSUE OF FARMINGTON NOTES

         SECTION 3.01. The Farmington Notes of the seven series set forth in the column entitled "Series of Farmington Notes" in the respective principal amounts thereof set forth under the column entitled Principal Amount" in Exhibit A hereto , may, upon execution of this First Supplemental Indenture, or from time to time thereafter, be executed on behalf of the Company by any officer or employee authorized to do so by a Board Resolution, under its corporate seal affixed thereto or reproduced thereon attested by its Secretary or by one of its Assistant Secretaries and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Farmington Notesin accordance with a Company Order delivered to the Trustee by the Company.

                                  ARTICLE FOUR
                           PAYING AGENT AND REGISTRAR

         SECTION 4.01. The Chase Manhattan Bank will be the Paying Agent and Note Registrar for the Farmington Notes.

                                  ARTICLE FIVE
                                SUNDRY PROVISIONS

         SECTION 5.01. The Company hereby covenants that so long as any of the Farmington Notes shall remain outstanding, the Company shall deliver to the Trustee as soon as available copies (certified by an officer or employee of the Company to be true) of the Ordinances, the corresponding Installment Sale Agreement or Amended and Restated Installment Sale Agreement (as defined in the Ordinances), the Guaranties and copies of any supplements, amendments or replacements thereto, together with such other documents and instruments as the Trustee may reasonably request from time to time in connection with the transactions contemplated hereby. The Trustee shall have no duty to examine or take any other action with respect to any such documents or instruments so received by it, other than to retain in its files any of same which it so receives and to make same available for inspection during normal business hours by any owner of the Farmington Notes.

         SECTION 5.02. Except as otherwise expressly provided in this First Supplemental Indenture or in the form of Farmington Notes or otherwise clearly required by the context hereof or thereof, all terms used herein or in said form of the Farmington Notes that are defined in the Indenture shall have the several meanings respectively assigned to them thereby.

         SECTION 5.03. The Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

         SECTION 5.04. The Trustee hereby accepts the trusts herein declared, provided, created, supplemented, or amended and agrees to perform the same upon the terms and conditions herein and in the Indenture, set forth and upon the following terms and conditions:

         The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general, each and every term and condition contained in Article VI of the Indenture shall apply to and form part of this First Supplemental Indenture with the same force and effect as if the same were herein set forth in full with such omissions, variations, and insertions, if any, as may be appropriate to make the same conform to the provisions of this First Supplemental Indenture.

         To the extent permitted by Section 6.01 of the Indenture, and without limitation of Section 6.03 of the Indenture, the Trustee may rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness, or other paper or document (including, without limitation, the Ordinances, the Guaranties, the First Supplemental Guaranties, or any notice, certificate, or other document provided for in the Ordinances, the Guaranties, the First Supplemental Guaranties or this First Supplemental Indenture) believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties.

         SECTION 5.05. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental, Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                        PUBLIC SERVICE COMPANY OF NEW MEXICO

                                        By:
                                            --------------------------------
                                                 M.H. Maerki
                                                 Senior Vice President
                                                 and Chief Financial Officer
Attest:


--------------------
      Secretary
                                        THE CHASE MANHATTAN BANK, as Trustee

                                        By:
                                            --------------------------------
                                                 T.J. Foley
                                                 Vice President
Attest:


--------------------
Senior Trust Officer


STATE OF NEW MEXICO   )
                      ) ss.:
COUNTY OF BERNALILLO  )

         On the ____ day of March, 1998 before me personally came M.H. Maerki, to me known, who, being by me duly sworn, did depose and say that he is Senior Vice President and Chief Financial Officer of Public Service Company of New Mexico, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.


                                               ----------------------------
                                               Notary Public

                                               My Commission Expires:

                                               ----------------------------

STATE OF NEW YORK   )
                    ) ss.:
COUNTY OF NEW YORK  )

         On the 11th day of March, 1998, before me personally came T.J. Foley, to me known, who, being by me duly sworn, did depose and say that he is Vice President of The Chase Manhattan Bank, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.



                                               ----------------------------
                                               Notary Public


50022

                                       EXHIBIT A - DESCRIPTION OF 7 SERIES OF FARMINGTON NOTES
                                                 SAN JUAN AND FOUR CORNERS PROJECTS

                                                                                                                       Guaranties
                                Series of                                             Interest       City of            and First
       Pollution Control       Farmington     Principal    Stated Maturity  Interest  Payment      Farmington          Supplemental
    Revenue Refunding Bonds       Notes         Amount       of Principal     Rate     Dates        Ordinance          Guaranties
    -----------------------  --------------   ---------    ---------------  --------  --------     ----------          ------------

1.  $100,000,000 City of    6.40% Notes,     $100,000,000 August 15,        6.40%   February 15 Ordinance No.       Guaranty Agree-
    Farmington, New         Series F-1993-A,              2023                      August 15   93-995 adopted      ment dated
    Mexico, 6.40% Pollu-    Due August 15,                                                      Aug. 24, 1993 as    August 15, 1993;
    tion Control Revenue    2023                                                                supplemented by     First Supple-
    Refunding Bonds, 1993                                                                       Resolution No.      ment to 1993A
    Series A (Public                                                                            93-748 adopted      Guaranty
    Service Company of                                                                          Aug. 24, 1993 and   Agreement dated
    New Mexico San Juan                                                                         as supplemented by  as of March 11,
    and Four Corners                                                                            Supplemental        1998.
    Projects).                                                                                  Ordinance No. 98-
                                                                                                1065 adopted on
                                                                                                February 10, 1998


2.  $40,045,000 City of     6.30% Notes,      $40,045,000  December 1,      6.30%   June 1      Ordinance No.       Guaranty Agree-
    Farmington, New Mexico  Series F-1996-A,               2016                     December 1  96-1049, adopted    ment dated
    6.30% Pollution Control Due December 1,                                                     Nov. 19, 1996 as    December 1, 1996
    Control Revenue Re-     2016                                                                supplemented by     First Supple-
    funding Bonds, 1995                                                                         Resolution No. 96-  ment to 1996A
    Series A (Public Service                                                                    866 adopted Nov.    Guaranty Agree-
    Company of New Mexico                                                                       19, 1996 and as     ment dated as
    San Juan Project).                                                                          amended by Amenda-  of March 11,
                                                                                                tory Ordinance      1998.
                                                                                                No. 96-1050
                                                                                                adopted on Nov.
                                                                                                26, 1996 and as
                                                                                                supplemented and
                                                                                                amended by Amenda-
                                                                                                tory and Supple-
                                                                                                mental Ordinance No.
                                                                                                98-1066 adopted on
                                                                                                February 10, 1998


3.  $37,000,000 City of     6.30% Notes,      $37,000,000  December 1,      6.30%   June 1      Ordinance No. 96-   Guaranty Agree-
    Farmington, New Mexico  Series F-1996-B,               2016                     December 1  1049, adopted Nov.  ment dated
    6.30% Pollution Con-    Due December 1,                                                     19, 1996 as sup-    December 1,1996
    trol Revenue Refunding  2016                                                                plemented by        First Supplement
    Bonds, 1996 Series B                                                                        Resolution No. 96-  to 1996B
    (Public Service Company                                                                     866 adopted Nov.19, Guaranty Agree-
    Mexico San Juan Project)                                                                    1996 and as amended ment dated as
                                                                                                by Amendatory Ordi- of March 11,
                                                                                                nance No. 96-1050   1998
                                                                                                adopted on Nov. 26,
                                                                                                1996 and as supple-
                                                                                                mented No. 98-1066
                                                                                                adopted on February
                                                                                                10, 1998

4.  $40,000,000 City of     5.80% Notes,      $40,000,000  April 1, 2022    5.80%   April 1     Ordinance No. 97-   Guaranty Agree-
    Farmington, New Mexico  Series F-1997-A,                                        October 1   1052, adopted Jan.  ment dated
    Pollution Control       Due April 1, 2022                                                   28, 1997 as supple- February 1,1997
    Revenue Refunding                                                                           mented byResolution First supplement
    Bonds, 5.80% 1997                                                                           No. 97-870, adopted to 1997A
    Series A (Public Ser-                                                                       Jan. 28, 1997 as    Guaranty Agree-
    vice Company of New                                                                         amended by Amenda-  ment dated as
    Mexico San Juan                                                                             tory Ordinance No.  of March 11,
    Project).                                                                                   97-1053 adopated    1998.
                                                                                                Feb. 11, 1997 and
                                                                                                as supplemented by
                                                                                                Supplemental Ordi-
                                                                                                nance No. 98-1067
                                                                                                adopted on February
                                                                                                10, 1998

5.  $37,000,000 City of     5.80% Notes,       $37,000,000  April 1, 2022   5.80%   April 1     Ordinance No. 97-   Guaranty Agree-
    Farmington, New Mexico  Series F-1997-B,                                        October 1   1052, adopted Jan.  ment dated
    Pollution Control       Due April 1, 2022                                                   28, 1997 as supple- February 1, 1997
    Revenue Refunding                                                                           mented byResolution First Supplement
    Bonds 5.80% 1997                                                                            No. 97-870, adopted to 1997C
    Series B (Public                                                                            Jan 28, 1997 as     Guaranty Agree-
    Service Company of                                                                          amended by Amenda-  ment dated as
    New Mexico San Juan                                                                         tory Ordinance No.  of March 11,
    Project).                                                                                   97-1053 adopted     1998.
                                                                                                Feb. 11, 1997 and
                                                                                                as supplemented by
                                                                                                Supplemental Ordi-
                                                                                                nance No. 98-1067
                                                                                                adopted on February
                                                                                                10, 1998


6.  $23,000,000 City of     5.80% Notes,       $23,000,000  April 1, 2022    5.80%  April 1     Ordinance No. 97-   Guaranty Agree-
    Farmington, New Mexico  Series F-1997-C,                                        October 1   1052, adopted Jan.  ment dated
    Pollution Control       Due April 1, 2022                                                   28, 1997 as supple- February 1, 1997
    Revenue Refunding                                                                           mented byResolution First Supplement
    Bonds, 5.80% 1997                                                                           No. 97-870, adopted to 1997C
    Series C (Public                                                                            Jan 28, 1997 as     Guaranty Agree-
    Service Company of                                                                          amended by Amenda-  ment dated as
    New Mexico San Juan                                                                         tory Ordinance No.  of March 11,
    Project).                                                                                   97-1053 adopted     1998.
                                                                                                Feb. 11, 1997 and
                                                                                                as supplemented by
                                                                                                Supplemental Ordi-
                                                                                                nance No. 98-1067
                                                                                                adopted on February
                                                                                                10, 1998


7.  $90,000,000 City of     6 3/8% Notes,      $90,000,000  April 1, 2022   6.3/8%  April 1     Ordinance No. 97-   Guaranty Agree-
    Farmington, New Mexico  Series F-1997-D,                                        October 1   1052, adopted Jan.  ment dated
    6 3/8% Pollution        Due April 1, 2022                                                   28, 1997 as supple- February 1, 1997
    Control Revenue Re-                                                                         mented byResolution First Supplement
    funding Bonds, 1997                                                                         No. 97-870, adopted to 1997C
    Series D (Public                                                                            Jan 28, 1997 as     Guaranty Agree-
    Service Company of                                                                          amended by Amenda-  ment dated as
    New Mexico San Juan                                                                         tory Ordinance No.  of March 11,
    Project).                                                                                   97-1053 adopted     1998.
                                                                                                Feb. 11, 1997 and
                                                                                                as supplemented by
                                                                                                Supplemental Ordi-
                                                                                                nance No. 98-1067
                                                                                                adopted on February
                                                                                                10, 1998